EXHIBIT 99.1

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

CONTACT:	David Dick Chief Financial Officer 212-590-6200 ICR Jean Fontana 646-277-1214

dELiA*s, INC. ANNOUNCES

SECOND QUARTER 2012 RESULTS

New York, NY – August 20, 2012 – dELiA*s, Inc. (NASDAQ: DLIA), a multi-channel retail company comprised of two lifestyle brands primarily targeting teenage girls and young women, today announced the results for its second quarter of fiscal 2012.

Second Quarter Fiscal 2012 Highlights:

•

Total revenue increased 8.9% to $48.3 million from $44.3 million in the second quarter of fiscal 2011. Revenue from the retail segment increased 8.8% to $28.7 million, including a comparable store sales increase of 14.0%. Revenue from the direct segment increased 9.1% to $19.6 million.

•	Consolidated gross margin was 33.4% compared to 27.0% in the prior year quarter, primarily due to increased merchandise margins and leveraging of occupancy costs.

•	Net loss was $5.2 million, or $0.17 per diluted share, compared to net loss for the second quarter of fiscal 2011 of $9.6 million, or $0.31 per diluted share.

Walter Killough, Chief Executive Officer, commented, “We are extremely pleased with our second quarter performance in both our retail and direct segments. Our results were driven by favorable customer reaction to the changes in our merchandise assortments and visual presentation for our dELiA*s brand, which led to double digit increases in both comparable store sales and in our dELiA*s direct business, as well as higher merchandise margins.”

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Mr. Killough continued, “In our retail segment, based on current trends we expect mid-single digit positive comparable store sales for the month of August, with improved merchandise margins. In the dELiA*s direct business, we have released our July and August catalogs which have generated double-digit sales increases to date compared to last year. We believe our performance demonstrates that our strategic initiatives have been effective and should continue to deliver improved results.”

Results by Segment

Retail Segment Results

Total revenue for the retail segment for the second quarter of fiscal 2012 increased 8.8% to $28.7 million from $26.4 million in the second quarter of fiscal 2011. Retail comparable store sales increased 14.0% for the second quarter of fiscal 2012 compared to an increase of 7.2% for the second quarter of fiscal 2011.

Gross margin for the retail segment, which includes distribution, occupancy and merchandising costs, was 26.2% for the second quarter of fiscal 2012 compared to 16.0% in the prior year period. The increase in gross margin resulted primarily from higher merchandise margins, driven by increased full price selling and fewer markdowns, and the leveraging of reduced occupancy costs.

Selling, general and administrative (SG&A) expenses for the retail segment were $11.3 million, or 39.3% of sales, in the second quarter of fiscal 2012 compared to $11.8 million, or 44.7% of sales, in the prior year period. The decrease in SG&A expenses in dollars and as a percent of sales reflects the leveraging of reduced selling, overhead and depreciation expenses.

The operating loss for the second quarter of fiscal 2012 for the retail segment was $3.7 million compared to $7.5 million in the prior year period. Included in the second quarter of fiscal 2012 were store closing costs of $0.3 million.

The Company closed three stores during the second quarter of fiscal 2012, ending the period with 109 stores.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Direct Segment Results

Total revenue for the direct segment for the second quarter of fiscal 2012 increased 9.1% to $19.6 million from $18.0 million in the second quarter of fiscal 2011.

Gross margin for the direct segment was 44.0% for the second quarter of fiscal 2012 compared to 43.1% in the second quarter of fiscal 2011. The increase in gross margin resulted primarily from higher merchandise margins partially offset by higher shipping and handling costs.

SG&A expenses for the direct segment were $10.2 million, or 52.3% of sales, in the second quarter of fiscal 2012 compared to $9.6 million, or 53.6% of sales, in the prior year period. The increase in SG&A expenses in dollars resulted primarily from costs related to the closing of our customer contact center and additional investments in web-based marketing. The decrease in SG&A expenses as a percent of sales reflects the leveraging of selling and depreciation expenses on higher sales.

Operating loss for the second quarter of fiscal 2012 for the direct segment was $1.3 million as compared to $1.9 million in the prior year period. Included in the second quarter of fiscal 2012 was incremental gift card breakage income of $0.3 million, and the aforementioned costs related to the closing of our customer contact center of $0.3 million.

Balance Sheet Highlights

At the end of the second quarter of fiscal 2012, cash and cash equivalents were $11.7 million compared with $22.2 million at the end of the second quarter of fiscal 2011.

Total net inventories at the end of the second quarter of fiscal 2012 were $38.0 million compared with $39.9 million at the end of the second quarter of fiscal 2011. Inventory per average retail store was down 2.1% compared to the prior year period, and inventory for the direct segment was down 1.1% compared to the prior year.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

First Six Month Results

For the six-month period ended July 28, 2012, total revenue increased 7.8% to $100.8 million from $93.5 million for the prior year period. Total gross margin was 33.3% compared to 30.4% for the prior year period. SG&A expenses were $43.1 million, or 42.7% of sales, for the first six months of fiscal 2012, compared to $43.3 million, or 46.3% of sales, for the prior year period.

The operating loss for the first six months of fiscal 2012 decreased to $8.5 million, compared to $14.8 million for the first six months of fiscal 2011.

Net loss for the first six months of fiscal 2012 decreased to $8.9 million, or $0.28 per diluted share, compared to a net loss of $14.1 million, or $0.45 per diluted share, for the first six months of fiscal 2011. Included in the first six months of fiscal 2012 is gift card breakage of $1.0 million, or $0.03 per diluted share, compared to $0.1 million, or $0.00 per diluted share, in first six months of fiscal 2011.

The provision for income taxes for fiscal 2012 was $0.1 million, or $0.00 per diluted share, compared to an income tax benefit of $0.9 million, or $0.03 per diluted share, for fiscal 2011.

Conference Call and Webcast Information

A conference call to discuss second quarter 2012 results is scheduled for Monday, August 20, 2012 at 10:00 A.M. Eastern Time. The conference call will be webcast live at www.deliasinc.com. A replay of the call will be available until September 20, 2012 and can be accessed by dialing (877) 870-5176 and providing the pass code number 8727634.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends. The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About dELiA*s, Inc.

dELiA*s, Inc. is a multi-channel retail company comprised of two lifestyle brands primarily targeting teenage girls and young women. Its brands – dELiA*s and Alloy – generate revenue by selling apparel, accessories and footwear to consumers through direct mail catalogs, websites, and dELiA*s mall-based retail stores.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

Forward-Looking Statements

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance. Because these statements apply to future events, they are subject to risks and uncertainties. When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, “project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements. Our actual results could differ materially from those projected in the forward-looking statements. Additionally, you should not consider past results to be an indication of our future performance. For a discussion of risk factors that may affect our results, see the “Risk Factors That May Affect Future Results” section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q. We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value and share data)

(unaudited)

	July 28, 2012	July 30, 2011
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$11,732	$22,216
Inventories, net	37,957	39,862
Prepaid catalog costs	2,387	2,955
Other current assets	3,497	4,373

TOTAL CURRENT ASSETS	55,573	69,406

PROPERTY AND EQUIPMENT, NET	39,969	46,612
GOODWILL	4,462	4,462
INTANGIBLE ASSETS, NET	2,419	2,419
OTHER ASSETS	820	855

TOTAL ASSETS	$103,243	$123,754

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$23,668	$21,027
Accrued expenses and other current liabilities	14,658	19,697
Income taxes payable	848	833

TOTAL CURRENT LIABILITIES	39,174	41,557
DEFERRED CREDITS AND OTHER LONG-TERM LIABILITIES	10,461	11,826

TOTAL LIABILITIES	49,635	53,383

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred Stock, $.001 par value; 25,000,000 shares authorized, none issued	—	—
Common Stock, $.001 par value; 100,000,000 shares authorized; 31,684,387 and 31,432,531 shares issued and outstanding, respectively	32	31
Additional paid-in capital	99,630	98,918
Accumulated deficit	(46,054)	(28,578)

TOTAL STOCKHOLDERS’ EQUITY	53,608	70,371

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$103,243	$123,754

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Thirteen Weeks Ended
	July 28, 2012		July 30, 2011
NET REVENUES	$48,303	100.0%	$44,347	100.0%
Cost of goods sold	32,169	66.6%	32,381	73.0%

GROSS PROFIT	16,134	33.4%	11,966	27.0%

Selling, general and administrative expenses	21,522	44.6%	21,426	48.3%
Other operating income	(383)	-0.8%	(34)	-0.1%

TOTAL OPERATING EXPENSES	21,139	43.8%	21,392	48.2%

OPERATING LOSS	(5,005)	-10.4%	(9,426)	-21.3%
Interest expense, net	166	0.3%	136	0.3%

LOSS BEFORE INCOME TAXES	(5,171)	-10.7%	(9,562)	-21.6%
Provision for income taxes	42	0.1%	50	0.1%

NET LOSS	$(5,213)	-10.8%	$(9,612)	-21.7%

BASIC AND DILUTED LOSS PER SHARE:
NET LOSS PER SHARE	$(0.17)		$(0.31)

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING	31,327,526		31,209,737

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	For the Twenty-Six Weeks Ended
	July 28, 2012		July 30, 2011
NET REVENUES	$100,754	100.0%	$93,493	100.0%
Cost of goods sold	67,184	66.7%	65,046	69.6%

GROSS PROFIT	33,570	33.3%	28,447	30.4%

Selling, general and administrative expenses	43,068	42.7%	43,324	46.3%
Other operating income	(1,015)	-1.0%	(72)	-0.1%

TOTAL OPERATING EXPENSES	42,053	41.7%	43,252	46.3%

OPERATING LOSS	(8,483)	-8.4%	(14,805)	-15.8%
Interest expense, net	319	0.3%	223	0.2%

LOSS BEFORE INCOME TAXES	(8,802)	-8.7%	(15,028)	-16.1%
Provision (benefit) for income taxes	85	0.1%	(947)	-1.0%

NET LOSS	$(8,887)	-8.8%	$(14,081)	-15.1%

BASIC AND DILUTED LOSS PER SHARE:
NET LOSS PER SHARE	$(0.28)		$(0.45)

WEIGHTED AVERAGE BASIC AND DILUTED COMMON SHARES OUTSTANDING	31,323,890		31,209,737

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Twenty-Six Weeks Ended
	July 28, 2012	July 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,887)	$(14,081)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,958	5,722
Stock-based compensation	386	408
Changes in operating assets and liabilities:
Inventories	(7,020)	(7,837)
Prepaid catalog costs and other assets	(200)	6,409
Restricted cash	—	8,268
Income taxes payable	112	91
Accounts payable, accrued expenses and other liabilities	(3,361)	(2,870)

Total adjustments	(5,125)	10,191

NET CASH USED IN OPERATING ACTIVITIES	(14,012)	(3,890)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(2,682)	(1,968)

NET CASH USED IN INVESTING ACTIVITIES	(2,682)	(1,968)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(16,694)	(5,858)
CASH AND CASH EQUIVALENTS, beginning of period	28,426	28,074

CASH AND CASH EQUIVALENTS, end of period	$11,732	$22,216

50 WEST 23RD STREET, NEW YORK, NY 10010

TELEPHONE: 212-590-6200 FAX: 212-590-6580

dELiA*s, Inc.

SELECTED OPERATING DATA

(in thousands, except number of stores)

(unaudited)

	For The Thirteen Weeks Ended			For The Twenty-Six Weeks Ended
	July 28, 2012	July 30, 2011		July 28, 2012		July 30, 2011
Channel net revenues:
Retail	$28,717	$26,388		$57,580		$53,402
Direct	19,586	17,959		43,174		40,091

Total net revenues	$48,303	$44,347		$100,754		$93,493

Comparable store sales	14.0%	7.2%		10.5%		3.9%

Catalogs mailed	8,038	7,843		15,580		16,584

Inventory - retail	$22,323	$24,047		$22,323		$24,047

Inventory - direct	$15,634	$15,815		$15,634		$15,815

Number of stores:
Beginning of period	112	115		113		114
Opened	—	1	**	1	*	2	**
Closed	3	1	**	5	*	1	**

End of period	109	115		109		115

Total gross sq. ft @ end of period	418.4	440.0		418.4		440.0

*	Totals include one store that was closed and relocated to an alternative site in the same mall during the first quarter of fiscal 2012.
**	Totals include one store that was closed, remodeled and reopened during the second quarter of fiscal 2011.